UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported):  August 17, 2011

NetSpend Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34915	20-2306550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Brazos Street, Suite 1300, Austin, Texas	78701-2582
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(512) 532-8200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01              Other Events

On August 17, 2011, NetSpend Holdings, Inc. (“NetSpend” or “the Company”) created a new series of preferred stock consisting of 1,500,000 shares that are designated as “Series A Convertible Preferred Stock” (the “Series A Preferred Stock”).  A copy of the Certificate of Designations outlining the rights and preferences of the Series A Preferred Stock is attached to this Current Report on Form 8-K as Exhibit 99.1.

The shares of Series A Preferred Stock are essentially identical to the shares of Common Stock of the Company, except that the Series A Preferred Stock has no voting rights other than as may be required by applicable law. Shares of Series A Preferred Stock are convertible into Common Stock at the rate of ten shares of Common Stock for each share of Series A Preferred Stock; provided, however, that no holder of shares of Series A Preferred Stock may convert any of their shares into Common Stock if (i) upon completing such conversion the holder, together with its affiliates, would own or control shares of Common Stock representing 24.9% or more of the outstanding voting securities of the Company and (ii) such conversion would require prior approval or notice under any state law then applicable to NetSpend or its subsidiaries.

Concurrently with the creation of the Series A Preferred Stock the Company entered into a Share Exchange Agreement (the “Exchange Agreement”), with JLL Partners Fund IV, L.P., a Delaware limited partnership (“JLL Fund IV”), and JLL Partners Fund V, L.P., a Delaware limited partnership (“JLL Fund V” and , collectively with JLL Fund IV, the “JLL Funds”).  A copy of the Exchange Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1.

Pursuant to the Exchange Agreement, JLL Fund IV (1,999,950 shares) and JLL Fund V (5,000,050 shares) exchanged (the “Exchange”) an aggregate of 7,000,000 shares of the Common Stock held by them for an aggregate of 700,000 shares of Series A Preferred Stock in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 3(a)(9) thereof. No commissions or other remuneration was or will be paid or given, directly or indirectly, to the JLL Funds or any other person in connection with the Exchange. The shares of Series A Preferred Stock issued to the JLL Funds will be automatically re-converted into shares of Common Stock (at the rate of ten shares of Common Stock for each share of Series A Preferred Stock) if they are sold or otherwise transferred to a person who is not affiliated with the JLL Funds.

The Company created the Series A Preferred Stock and entered into the Exchange Agreement because the JLL Funds and their affiliates are close to owning 25% of the Company’s outstanding Common Stock as a result of the repurchases conducted by the Company pursuant to its stock repurchase plan.  Under the statutes pursuant to which the Company is licensed as a money transmitter, having a stockholder acquire in excess of 25% of the Company’s outstanding voting shares can result in various filing and notification requirements.  Following the consummation of this transaction, the JLL Funds and their affiliates will own less than 20% of the Company’s outstanding voting securities.

Item 9.01.             Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Share Exchange Agreement, dated August 17, 2011, by and among JLL Partners Fund IV, L.P., JLL Partners Fund V, L.P. and NetSpend Holdings, Inc. (furnished herewith).

99.1	Certificate of the Designations, Powers, Preferences and Rights of Series A Convertible Preferred Stock of NetSpend Holdings, Inc., dated August 17, 2011 (furnished herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETSPEND HOLDINGS, INC.

Date: August 17, 2011	By:	/s/ George W. Gresham
George W. Gresham
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Share Exchange Agreement, dated August 17, 2011, by and among JLL Partners Fund IV, L.P., JLL Partners Fund V, L.P. and NetSpend Holdings, Inc. (furnished herewith).

99.1	Certificate of the Designations, Powers, Preferences and Rights of Series A Convertible Preferred Stock of NetSpend Holdings, Inc., dated August 17, 2011 (furnished herewith).